Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-179695) on Form S-8 of our report dated June 25, 2018 appearing in the annual report on Form 11-K of Whirlpool 401(k) Retirement Plan for the year ended December 31, 2017.

/s/ Plante & Moran, PLLC

Flint, MI
June 25, 2018